Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                               INNER SYSTEMS, INC.

                Under Section 402 of the Business Corporation Law

         The Undersigned, being a natural person and at least eighteen years of age, desiring to form a business corporation pursuant to the Business Corporation Law of the State of New York, does hereby certify and set forth as follows:

         FIRST:   The name of the Corporation is:

                               INNER SYSTEMS, INC.

         SECOND: The purpose or purposes for which the Corporation is organized are as follows, to wit:

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agent or other body.

                  For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

         THIRD:   The office of the Corporation is to be located in the County of Suffolk, State of New York.

         FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 25,000,000 shares, par value $.001 per share of which 20,000,000 are common shares, $.001 par value per share and 5,000,000 are preferred shares, $.001 par value per share. The Board of Directors may divide the preferred shares into one or more series and issued such preferred shares from time to time with such preferences, privileges, limitations and relative rights as it may determine.

         FIFTH:   The Corporation shall, to the fullest extent permitted by
Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive or any other right to which any person may be entitled under any By-law, resolution or shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the Corporation.

         SIXTH:   The personal liability of the directors of the Corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of
Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

         SEVENTH: The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is c/o William Mueger, 69 Mall Drive, Commack, New York 11730.

         IN WITNESS WHEREOF, this certificate has been subscribed this July 30, 1997, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

         William Mueger

         69 Mall Drive

         Commack, New York 11730

                                        /s/ William Mueger
                                        ------------------

                              CERTIFICATE OF MERGER

                                       OF

                          INNER SYSTEM INDUSTRIES, INC.

                                       AND

                               INNER SYSTEMS, INC.

                Under Section 904 of the Business Corporation Law

         It is hereby certified, upon behalf of each of the constituent corporations herein named as follows.

         FIRST:   The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations.

         SECOND: The name of the domestic constituent corporation, which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving constituent corporation", is Inner Systems, Inc. The date upon which its certificate of incorporation was filed by the Department of State is September 16, 1997

         THIRD:   The name of the foreign constituent corporation which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the "merged constituent corporation", is Inner Systems, Inc. The jurisdiction of its incorporation is Texas, and the date of its incorporation therein is May 5, 1995.

         The Application for Authority in the State of New York of the merged constituent corporation to transact business as a foreign corporation therein was filed by the Department of State of the State of New York on July 15, 1997

         FOURTH: As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the plan of merger, and the specification of each class and series entitled to vote as a class on the plan of merger, as follows

                               Inner Systems, Inc.

 Designation of         Number of         Designation           Classes and
 each outstanding       outstanding       of class and          series entitled
 class and series       shares of         series entitled       to vote
 of shares              each class        to vote               as a class
 ----------------       -----------       ---------------       ----------

 Common Shares             1              Common Shares         Common Shares
 -------------          -------           -------------         -------------

                          Inner System Industries, Inc.

 Designation of         Number of         Designation           Classes and
 each outstanding       outstanding       of class and          series entitled
 class and series       shares of         series entitled       to vote
 of shares              each class        to vote               as a class
 ----------------       -----------       ---------------       ----------

 Common Shares          3,574,115         Common Stock          Common Stock
 -------------          ---------         -------------         -------------

         FIFTH.   The merger herein certified was authorized in respect of the surviving constituent corporation by written consent of the holder of all outstanding shares of the corporation entitled to vote on the plan of merger, said consent being given on July 24, 1998.

         SIXTH.   The merger herein certified was authorized in respect of the merged constituent corporation in accordance with the laws of the State of Texas and is in compliance with said laws.

         SEVENTH. The effective date of the merger herein certified, insofar as the provisions of the New York Business Corporation Law govern such effective date, shall be the 10th day of August, 1998.

         IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

         Date: July 27, 1998

                                        INNER  SYSTEMS,  INC.

                                        /s/ William Mueger
                                        ------------------
                                        William Mueger, shareholder
                                        Constituting the holder of all of the
                                        Outstanding shares entitled to vote
                                        On the merger of the corporation

                                        INNER SYSTEM INDUSTRIES, INC.

                                        William J. Mueger
                                        -----------------
                                        President

                                  VERIFICATION


STATE OF NEW YORK )
                  ) SS
COUNTY OF NEW YORK)


         William Mueger, being duly sworn, deposes and says that he is the person who signed the foregoing certificate of merger on behalf of Inner Systems, Inc. that he signed the certificate in the capacity set beneath his signature thereon, that he has read the foregoing certificate and knows the contents thereof, and that the statements contained therein are true to his own knowledge
                                        /s/ William Mueger
                                        ------------------
                                        William Mueger, as sole shareholder

Subscribed and sworn to before me
On July 27, 1998

/s/ Howard B. Tisch
-------------------
Howard B. Tisch
Notary Public, State of New York
No. 3989725
Qualified in Nassau County
Commission Expires September 30, 1999